                                                                  EXHIBIT (A)(6)

           GUIDELINES FOR CERTIFICATION OF TAX PAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer

   Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 000-000000. The table below will help determine the number to give the Payer.

For this type of account                     Give the SOCIAL
                                             SECURITY NUMBER
                                             of --
---------------------------------------------------------------------------
1.  An individual's account                  The individual
2.  Two or more individuals (joint           The actual owner of the
    account)                                 account or, if combined
                                             funds, any one of the
                                             individuals(1)
3.  Husband and wife (joint                  The actual owner of the
    account)                                 account or, if joint funds,
                                             either person(1)
4.  Custodian account of a minor             The minor(2)
    (Uniform Gift to Minors Act)
5.  Adult and minor (joint account)          The adult or, if the minor is
                                             the only contributor, the
                                             minor(1)
6.  Account in the name of                   The ward, minor, or
    guardian or committee for a              incompetent person(3)
    designated ward, minor, or
    incompetent person
7.a.  The usual revocable savings            The grantor-trustee(1)
      trust account (grantor is also
      trustee)
  b.  So-called trust account that is        The actual owner(1)
      not a legal or valid trust under
      state law

   For this type of account                    Give the EMPLOYER
                                               IDENTIFICATION
                                               NUMBER of --
   ---------------------------------------------------------------------------
   8.  Sole proprietorship                     The owner(4)
   9.  A valid trust, estate, or               Legal entity (Do not
       pension trust                           furnish the identifying
                                               number of the personal
                                               representative or trustee
                                               unless the legal entity itself
                                               is not designated in the
                                               account title)(5)
   10.  Corporate                              The corporation
   11.  Religious, charitable, or              The organization
        educational organization
   12.  Partnership account held in the        The partnership
        name of the business
   13.  Association, club or other tax-        The organization
        exempt organization
   14.  A broker or registered nominee         The broker or nominee
   15.  Account with the Department of         The public entity
        Agriculture in the name of a
        public entity (such as a state of
        local governmental school
        district or prison) that receives
        agricultural program payments


(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's Social Security Number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's Social Security Number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.

Note: IF NO NAME IS CIRCLED WHERE THERE IS MORE THAN ONE NAME, THE NUMBER WILL
      BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2

Obtaining a Number

If you don't have a Taxpayer Identification Number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payers specifically exempted from backup withholding on ALL payments include the following. (Section references are to the U.S. Internal Revenue Code.)

  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(a) or an individual retirement plan.
  . The United States or any agency or instrumentality thereof.
  . A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign to government, or any agency or instrumentality thereof.
  . An international organization or any agency or instrumentality thereof.
  . A registered dealer in securities or committees registered in the U.S. or possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a).
  . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  . Payments to non-resident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.
  . Payments to an exempt charitable remainder trust or a non-exempt trust described in Section 4947(a)(i).

Payments of interest not generally subject to backup withholding include the following:

  . Payments of interest on obligations issued by individuals.

    Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct Taxpayer Identification Number to the payer.

  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  . Payments described in section 6049(b)(5) to nonresident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDEND, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(A)a, 6045, and 6050A.

Privacy Act Notice. Section 6109 requires most recipients of dividends interest, or other payments to give Taxpayer Identification Numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30.5% (30% if payment is made after December 31, 2001) of taxable interest, dividend, and certain other payments to a payee who does not furnish a Taxpayer Identification Number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your Taxpayer Identification Number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.